Exhibit 99.1

March 21, 2012

News Release

Source:  EnXnet, Inc.

EnXnet Builds And Tests Upgraded, Improved TAC Unit

Tulsa, OK, March 21, 2012 EnXnet, Inc. (OTC Symbol:  EXNT) (German WKN# A0HMDW) is pleased to announce it has built new upgraded, improved TAC Units and are currently testing them.  Preliminary testing shows significant improvements.

EnXnet’s Thermal Air Control System (TAC Unit) runs on battery power and is environmentally friendly using only green approved fluids.  A truck can remain parked with the motor off and maintain a comfortable environment for the driver while burning no diesel fuel at all up to 10 to 12 hours on the auxiliary battery system.  The Unit has other vehicle applications.

The upgraded TAC Unit with its lightweight and small size makes it easy to mount on almost any vehicle.  EnXnet will move to enter the market with the improved TAC Unit in the coming months.

This release may include forward-looking statements from the company that may or may not materialize.  Additional information on factors that could potentially affect the company’s financial results may be found in the company’s filings with the Securities and Exchange Commission.

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Investor Relations:

Integrated Capital Partners, Inc.
Phone:  001-908-204-0004
Email:  investing@icpihome.com

EnXnet, Inc., Tulsa, OK
Phone:  918-592-0015
Fax:  918-592-0016
Email:  investor@enxnet.com